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                   Filed Pursuant to Rules 424(b)(3) and (c)

                         Registration Number 333-86199

Prospectus Supplement dated January 25, 2000 to the Prospectus dated December 8, 1999
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1. The "expiration date" defined in the ninth paragraph on page 18 of the
   Prospectus, and each and every reference thereto, has been revised to be defined as "5:00 p.m., New York City time, on January 25, 2000, or on a later extended date and time as we may decide."
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IN CONNECTION WITH THE SUPPLEMENTAL DISCLOSURE SET FORTH ABOVE, PLEASE SEE 'RISK
FACTORS' BEGINNING ON PAGE 12 OF THE PROSPECTUS.